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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K
                               CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report :          December 24, 1996


                                 JOTAN, INC.
            (Exact name of registrant as specified in its charter)


                     FLORIDA                       0-24188
       (State of other jurisdiction of      (Commission File Number)
              incorporation)


                                 59-3181162
                      (IRS Employer Identification No.)

 118 West Adams Street, Suite 900, Jacksonville, Florida            32202
(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code      (904) 355-2592



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ITEM 5.     Other Events

     On December 19, 1996, JOTAN, Inc., a Florida corporation, announced the signing of a definitive agreement to acquire 100% of the stock of Southland Holding Company, pursuant to the terms of a share purchase agreement by and among JOTAN, Inc., Southland Holding Company and the Shareholders of Southland Holding Company. The transaction is expected to close in the first quarter of 1997. The total purchase price of the stock of Southland was $34,070,249, including payments under certain Non-Competition Agreements.

     Southland is a leading distributor of packaging products to the moving and storage industry and also serves significant packaging market segments in both the air freight and perishable packaging areas. Southland has eleven distribution centers located in California, Washington, Colorado, Massachusetts, New York, New Jersey, Maryland, North Carolina, Georgia and Florida. Southland provides packaging materials to virtually all of the major moving and storage companies in the United States.


                                EXHIBITS

5.0 Share Purchase Agreement dated December 19, 1996 by and among JOTAN, Inc., Southland Holding Company, and the Shareholders of Southland Holding Company.

5.1     Jotan Press Release announcing agreement to acquire Southland Holding
       Company.


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                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    JOTAN, Inc.


                                    By: ___________________________________
                                        Shea Ralph, President



                                    By: ___________________________________
                                        David Freedman, Vice President
                                        and Chief Financial Officer

December 24, 1996

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